AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT is made and entered into as of August 15, 1999, by and among PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (the “Company”) and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“Manager”).

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the

Agreement (defined below).

RECITALS

WHEREAS, the Company, and the Manager desire to expand the number and type of accounts set forth in Schedule B to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto hereby agree as follows:

1.	By this Amendment the parties agree to strike and replace Exhibit B to the

Agreement in its entirety and replace it with Exhibit B attached hereto.

2.	In the event that there is any conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No.

1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereto hereby confirm and ratify the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

PRUCO LIFE INSURANCE COMPANY OF NEW

JERSEY

By:	/s/ Dennis G. Sullivan
Name:	Dennis G. Sullivan
Title:	V.P. & Chief Accounting Officer

AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.

By:	/s/ William M. Lyons
William M. Lyons
Executive Vice President

EXHIBIT B

ACCOUNTS

Pruco Life of New Jersey Flexible Premium Variable Annuity Account

Pruco Life of New Jersey Variable Appreciable Account

2

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO THE AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT is made as of this ____ day of _______________, 2007 by and between PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (the “Company”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“Manager”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, Manager and Distributor are parties to a certain Amended & Restated Fund Participation Agreement dated June 30, 1998, as amended August 15, 1999 (the “Agreement”), in which the Company offers to the public certain individual variable universal life contracts, variable annuity contracts and individual variable life insurance contracts; and

WHEREAS, Manager wishes to assign to Distributor, and Distributor wishes to accept, all of Manager’s rights and obligations under the Agreement; and

WHEREAS, the parties have agreed to amend the Agreement to modify the Funds available as investment options under the Agreement as set forth in Exhibit A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.             Assignment by Distributor. Manager hereby assigns all of its rights and obligations under the Agreement to Distributor, and Distributor hereby accepts such assignment. The Company hereby consents to such assignment. After the date of this Amendment, all references to “Manager” in the Agreement shall be deemed to refer to Distributor.

2.           Funds Available. The second recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

“WHEREAS, the Company wishes to make available as investment options under the Agreement, one or more of the funds identified in Exhibit A attached hereto (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (each an “Issuer” and collectively, the “Issuers”); and”

3.            Exhibit A. Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

4.             Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the

Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

5.           Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.           Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY

By:	/s/ Thomas E. Beresford
Name:	Thomas E. Beresford
Title:	Vice President
Date:	11-16-07

AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.

By:	/s/ Otis H. Cowan
Name:	Otis H. Cowan
Title:	Vice President
Date:	1/22/08

AMERICAN CENTURY INVESTMENT
SERVICES, INC.

By:	/s/ Cindy A. Johnson
Name:	Cindy A. Johnson
Title:	Vice President
Date:	12/20/07

EXHIBIT A

ISSUER

American Century Variable Portfolios, Inc.

AVAILABLE FUNDS

VP Balanced

VP Capital Appreciation

VP Global Growth

VP Growth

VP Income & Growth

VP International

VP Large Company Value

VP Mid Cap Value

VP Ultra

VP Value

VP Vista